UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 28, 2017

WAYNE SAVINGS BANCSHARES, INC

(Exact name of registrant as specified in its charter)

Delaware	0-23433	31-1557791
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
of incorporation)

151 N. Market St., Wooster, Ohio		44691
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(330) 264-5767

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)       On September 28, 2017, Wayne Savings Community Bank (the “Bank”), the wholly owned subsidiary of Wayne Savings Bancshares, Inc. (the “Company”), executed an employment agreement with James R. VanSickle, II, President and Chief Executive Officer of the Bank.

The initial term of the employment agreement with Mr. VanSickle is from August 29, 2017 through December 31, 2019, unless terminated earlier in accordance with its terms. The Board of Directors will review the agreement annually thereafter and may renew the agreement for successive one-year terms in the Board’s sole discretion. The agreement provides a base annual salary of not less than $200,000, which shall be reviewed by the Board of Directors on or before January 1, 2019, and at least annually thereafter so long as the agreement and any renewals remain in effect. Mr. VanSickle will also be eligible for an annual bonus of up to 35% of his annual salary, based upon achieving specified goals to be set by the Board with Mr. VanSickle’s input. The employment agreement will provide for termination by the Company for cause at any time. For both involuntary termination without cause or resignation for good reason within the year following a change in control of the Company, Mr. VanSickle would be entitled to a lump-sum cash severance payment equal to three times Mr. VanSickle’s annual base salary and bonus. For both involuntary termination without cause or resignation for good reason where there has been no change in control within the preceding year, Mr. VanSickle would be entitled to a lump-sum cash severance payment equal to one times Mr. VanSickle’s annual base salary and bonus. The foregoing summary of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the form of the employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Effective September 28, 2017, the Company also entered into an indemnification agreement with Mr. VanSickle on behalf of itself and the Bank. The indemnification agreement is in form identical to the indemnification agreements to which all of the directors of the Company are parties, and provides Mr. VanSickle, among other things, with indemnification against liabilities relating to his services as an officer and director of the Company and with advancement of expenses under certain circumstances. The foregoing summary of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the form of the Company’s indemnification agreement, which was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K, dated August 2, 2017, and incorporated herein by reference.

ITEM 9.01(d)	Financial Statements and Exhibits

Exhibit Number	Description
10.1	Employment Agreement between Wayne Savings Community Bank and James R. VanSickle II, dated as of August 29, 2017
10.6	Form of Indemnification Agreement filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K, dated August 2, 2017 (Commission File Number 000-23433) and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WAYNE SAVINGS BANCSHARES, INC

Date: September 28, 2017	By:	/s/ James R. VanSickle, II
James R. VanSickle, II
President and Chief Executive Officer